EXHIBIT B


                       Public Service Company of Oklahoma



Name                                     Position

T. D. Churchwell                  Board of Director and President

William R. McKamey                Board of Director and General Manager

Lee W. Paden                      Director of Government Affairs

Floyd W. Dill                     State Government Affairs Coordinator

Daniel L. Sweeney                 Regulatory Affairs/Compliance Consultant

Vaughn Conrad                     Northern Division Manager